UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2006

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2006, The Huntington National Bank ("Bank"), our principal banking subsidiary, issued $250,000,000 in aggregate principal amount of 5.50% Fixed Rate Subordinated Bank Notes due 2016 (the "Subordinated Notes"). The Subordinated Notes were issued to purchasers at a price of 99.792%, resulting in proceeds to the Bank, after dealer discount, of $248,230,000. The Subordinated Notes are not redeemable by the Bank or subject to repayment at the option of the holder prior to maturity. The Subordinated Notes were issued as part of a program established on April 29, 2002, under which the Bank may offer up to $6 billion in senior and subordinated unsecured debt obligations with maturities of more than 30 days. With the issuance of the Subordinated Notes, the cumulative balance of the outstanding notes under the 2002 program is $2.025 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

February 8, 2006	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary